Exhibit 1.01
Keytronic Corporation
Conflict Minerals Report
For the year ended December 31, 2022
Introduction and Company Overview
This is the Conflict Minerals Report for Key Tronic Corporation (herein referred to as “KTC", "Keytronic", the “Company,” “we,” “us,” or “our”) for calendar year 2022 in accordance with Rule 13p-1 under the Securities and Exchange Act of 1934 (“Rule 13p-1”).
Key Tronic Corporation is a leader in electronic manufacturing services and solutions to original equipment manufacturers of a broad range of products. We provide engineering services, worldwide procurement and distribution, materials management, world-class manufacturing and assembly services, in-house testing, and unparalleled customer service. Our international production capability provides our customers with benefits of improved supply-chain management, reduced inventories, lower transportation costs, and reduced product fulfillment time.
Due Diligence Framework
Pursuant to Rule 13p-1, KTC has identified that 3TG’s were necessary to the production of its products and subsequently as a result undertook due diligence efforts on the source and chain of custody of those materials.
Keytronic has structured its compliance and due diligence activities in accordance with the internationally recognized Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”) of the Organization for Economic Cooperation and Development (OECD).
Due Diligence Approach
In accordance with the OECD Five-Step Framework for risk-based due diligence in the Mineral Supply Chain, KTC’s due diligence efforts for 2022 are summarized below:
Establish Company Management Systems
Conflict Minerals Compliance Team
We have established a cross functional conflict minerals team comprising of executive level management to establish policies and direct the overall efforts of the conflict minerals compliance program. This team has been sponsored by the company’s EVP of Quality and Information Systems and the compliance program has been approved by the company’s highest management committee.
Conflict Minerals Policy
We have established a policy with respect to the sourcing of minerals from the covered countries and published this policy on our external website at https://www.keytronic.com/conflict-minerals/. In this policy we identify and discourage the use of conflict minerals or derivative metals sourced from mines controlled by armed groups in the DRC.
Supplier Engagement
KTC has in place a supplier manual, guidelines, procedures and standard contractual terms & conditions (as applicable) that, among other things, require conflict minerals compliance as a prerequisite for qualification to do business with KTC. Consistent with this principle, we actively identify and engage high-risk suppliers or those suppliers providing high risk commodities to promote tracing of their supply chain for the purpose of verifying whether necessary conflict minerals may have financed conflicts in the covered countries.
Grievance Mechanism
KTC has in place a procedure for reporting any violation of our guidelines regarding conflict minerals and/or other compliance violations via an established grievance mechanism whereby alleged violations may be reported to KTC. The mechanism is accessible via KTC’s website.

Identify, Assess and Respond to Risks in the Supply Chain
KTC undertook the following measures to identify, assess and respond to risks in the supply chain:
•We conducted a supply chain survey, based on the Electronics Industry Citizenship Coalition/Global eSustainability Initiative conflict minerals reporting template, which involved our high-risk suppliers and/or suppliers of high risk commodities.
•The responses received from our suppliers about the country of origin of any necessary conflict mineral(s) were reviewed for accuracy, completeness or red flags requiring additional due diligence scrutiny.
•Suppliers who sent us incomplete or inconsistent responses were asked to review their questionnaire responses and resubmit their survey.
•Suppliers that did not respond to the initial or subsequent survey requests were sent escalation letters requesting that they provide a response. Supplier scorecards will be noted for failure to respond appropriately to KTC's solicitations which can lead to disqualification of the supplier.
Report Annually on Supply Chain Due Diligence
In accordance with OECD guidance and the SEC Final Rule, this report and the associated Form SD shall be available online at https://www.keytronic.com/conflict-minerals/.
Reasonable Country of Origin Inquiries
Keytronic has developed a mechanism by which all reasonable efforts are made to obtain full material disclosures and country of origin information from suppliers. This mechanism is employed for all new inquiries and is being implemented to obtain information for existing materials that have not been formally certified.
Due Diligence Results
As a downstream consumer of conflict minerals, we rely on our suppliers to gather information about smelters and refiners that process any necessary conflict minerals contained in the products provided to KTC. To date, approximately 50% of KTC suppliers have responded to the solicitation campaign and have provided KTC with sufficient information to be able to identify the processing facilities. Based on the information provided by our suppliers, the facilities that may have been used to process the Necessary Conflict Minerals used in the products described above may include the smelters and refiners listed in Table 1.
Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of all of the Necessary Conflict Minerals in the products described above or whether the Necessary Conflict Minerals were from recycled or scrap sources. However, based on the information provided by our suppliers and available from the RMI, the countries of origin of the Necessary Conflict Minerals contained in the products described above may include, but may not be limited to, the countries listed in Table 2, in addition to recycled or scrap sources.
Continuous Improvement Efforts to Mitigate Risk
Survey Results
Key Tronic Corporation will continue to work with its business partners to improve the response rate and the quality of its conflict minerals inquiries. Supply chain issues continue to drive lower than expected reply rates. However, due to the large number of smelters, refineries and mine countries identified as a result of this year’s due diligence process, we believe we have captured all of the likely smelters and refineries despite not attaining a 100% response rate from our vast base of manufacturers at the time of this publication.
Traceability
Key Tronic Corporation shall continue to incorporate, where applicable, the compliance status of affected materials which are controlled within the company’s ERP system.
Contract Process
Key Tronic Corporation has or will enter into contracts with its vendors to supply materials that are in     compliance with the Dodd-Frank Act. All new contracts include the compliance requirement.
    Supplier Manual
Key Tronic Corporation shall continue to update its Global Supplier Manual as necessary based, in part, on the EICC Code.

Supply Chain Assessment/Scorecard
Key Tronic Corporation shall continue to incorporate the EICC/GeSI program within its supplier assessment and commodity due diligence systems as necessary in an effort to identify those smelters utilizing non-DRC sourced minerals.
Risk Assessment and Mitigation
Key Tronic Corporation shall conduct commodity, supplier and supply chain risk assessments in an effort to mitigate the risk of the use of conflict minerals and adapt its policies and procedures as necessary.
Independent Audit
Pursuant to Rule 13p-1, Key Tronic Corporation is not required to obtain an independent private sector audit of its due diligence process which is ongoing.

Table 1
List of Identified Smelters and Refiners for 2022

Smelter ID	Metal	Smelter Name	Smelter Country
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID000035	Gold	Agosi AG	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000082	Gold	Asahi Pretec Corp.	JAPAN
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID000113	Gold	Aurubis AG	GERMANY
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000157	Gold	Boliden AB	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND
CID000233	Gold	Chimet S.p.A.	ITALY
CID000264	Gold	Chugai Mining	JAPAN
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
CID000401	Gold	Dowa	JAPAN
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
CID000689	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
CID000711	Gold	Heraeus Germany GmbH Co. KG	GERMANY
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID000823	Gold	Japan Mint	JAPAN
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
CID001113	Gold	Materion	UNITED STATES OF AMERICA

CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001352	Gold	MKS PAMP SA	SWITZERLAND
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Gold	PX Precinox S.A.	SWITZERLAND
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID001534	Gold	Royal Canadian Mint	CANADA
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID001810	Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID001916	Gold	Shandong Gold Smelting Co., Ltd.	CHINA
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
CID001955	Gold	Torecom	KOREA, REPUBLIC OF
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
CID002003	Gold	Valcambi S.A.	SWITZERLAND
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
CID002100	Gold	Yamakin Co., Ltd.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
CID002290	Gold	SAFINA A.S.	CZECHIA
CID002312	Gold	Guangdong Jinding Gold Limited	CHINA
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002580	Gold	T.C.A S.p.A	ITALY
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
CID002606	Gold	Marsam Metals	BRAZIL
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
CID002708	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
CID002750	Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA

CID002760	Gold	Albino Mountinho Lda.	PORTUGAL
CID002761	Gold	SAAMP	FRANCE
CID002762	Gold	L'Orfebre S.A.	ANDORRA
CID002763	Gold	8853 S.p.A.	ITALY
CID002765	Gold	Italpreziosi	ITALY
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID002852	Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
CID002863	Gold	Bangalore Refinery	INDIA
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE
CID002920	Gold	ABC Refinery Pty Ltd.	AUSTRALIA
CID002973	Gold	Safimet S.p.A	ITALY
CID003189	Gold	NH Recytech Company	KOREA, REPUBLIC OF
CID003421	Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
CID003461	Gold	Augmont Enterprises Private Limited	INDIA
CID003500	Gold	Alexy Metals	UNITED STATES OF AMERICA
CID003529	Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
CID003615	Gold	WEEEREFINING	FRANCE
CID003641	Gold	Gold by Gold Colombia	COLOMBIA
CID003663	Gold	Dongwu Gold Group	CHINA
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID000616	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID001076	Tantalum	AMG Brasil	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001200	Tantalum	NPM Silmet AS	ESTONIA
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Tantalum	KEMET de Mexico	MEXICO
CID002544	Tantalum	TANIOBIS Co., Ltd.	THAILAND
CID002545	Tantalum	TANIOBIS GmbH	GERMANY
CID002547	Tantalum	Smelter not listed	GERMANY
CID002548	Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
CID002549	Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
CID002550	Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID003583	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
CID003926	Tantalum	5D Production OU	ESTONIA
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID000292	Tin	Alpha	UNITED STATES OF AMERICA
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA
CID000313	Tin	PT Premium Tin Indonesia	INDONESIA
CID000402	Tin	Dowa	JAPAN
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL
CID000468	Tin	Fenix Metals	POLAND
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL
CID001182	Tin	Minsur	PERU
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA
CID001406	Tin	PT Babel Surya Alam Lestari	INDONESIA
CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA
CID001428	Tin	PT Bukit Timah	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID001457	Tin	PT Panca Mega Persada	INDONESIA
CID001458	Tin	PT Prima Timah Utama	INDONESIA
CID001460	Tin	PT Refined Bangka Tin	INDONESIA

CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA
CID001486	Tin	PT Timah Nusantara	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA
CID001493	Tin	PT Tommy Utama	INDONESIA
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID001898	Tin	Thaisarco	THAILAND
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID002015	Tin	VQB Mineral and Trading Group JSC	VIET NAM
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002180	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
CID002478	Tin	PT Tirus Putra Mandiri	INDONESIA
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID002570	Tin	CV Ayi Jaya	INDONESIA
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002593	Tin	Smelter not listed	INDONESIA
CID002696	Tin	PT Cipta Persada Mulia	INDONESIA
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID002756	Tin	Super Ligas	BRAZIL
CID002773	Tin	Aurubis Beerse	BELGIUM
CID002774	Tin	Aurubis Berango	SPAIN
CID002776	Tin	PT Bangka Prima Tin	INDONESIA
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA
CID002834	Tin	Smelter not listed	VIET NAM
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA
CID002844	Tin	Smelter not listed	CHINA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
CID003205	Tin	PT Bangka Serumpun	INDONESIA
CID003208	Tin	Pongpipat Company Limited	MYANMAR
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
CID003379	Tin	Smelter not listed	CHINA
CID003381	Tin	PT Rajawali Rimba Perkasa	INDONESIA
CID003387	Tin	Luna Smelter, Ltd.	RWANDA
CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA

CID003449	Tin	PT Mitra Sukses Globalindo	INDONESIA
CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
CID003524	Tin	CRM Synergies	SPAIN
CID003582	Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
CID003831	Tin	DS Myanmar	MYANMAR
CID003868	Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000769	Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
CID002513	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID002542	Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002543	Tungsten	Masan High-Tech Materials	VIET NAM
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID002830	Tungsten	Smelter not listed	CHINA
CID002833	Tungsten	ACL Metais Eireli	BRAZIL
CID003388	Tungsten	Smelter not listed	KOREA, REPUBLIC OF
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID003417	Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
CID003468	Tungsten	Cronimet Brasil Ltda	BRAZIL

CID003609	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
CID003662	Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
CID003978	Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
CID003993	Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM

Table 2
List of Identified Mine Countries for 2022

Andorra	Ethiopia	Malaysia	Singapore
Angola	France	Mali	Slovakia
Argentina	Germany	Mexico	Slovenia
Australia	Ghana	Mongolia	South Africa
Austria	Guinea	Morocco	Spain
Bangka	Guyana	Mozambique	Sudan
Belgium	Hong Kong	Myanmar	Suriname
Bolivia	Hungary	Namibia	Sweden
Brazil	India	Netherlands	Switzerland
Burundi	Indonesia	Niger	Taiwan
Cambodia	Ireland	Nigeria	Tanzania
Canada	Israel	Panama	Tasmania
Chile	Italy	Papua	Thailand
China	Japan	Papua New Guinea	Turkey
Colombia	Katanga	Peru	Uganda
Democratic Republic of Congo	Kazakhstan	Philippines	United Kingdom
Djibouti	Republic of Korea	Poland	United States
Ecuador	Laos	Portugal	Viet Nam
Egypt	Luxembourg	Rwanda	Zambia
Eritrea	Madagascar	Sierra Leone	Zimbabwe
Estonia